UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALPS Series Trust

(Exact name of Registrant as specified in Charter)

Delaware	See Item 1.
(State of incorporation or organization)	(IRS Employer Identification No.)

1290 Broadway, Suite 1000, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF THE EXCHANGE ON WHICH EACH CLASS IS TO BE SO REGISTERED
360 ONE India Conviction ETF	NYSE Arca, Inc.
360 ONE India Select ETF	NYSE Arca, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-183945

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value (“Shares”), of the 360 ONE India Conviction ETF and 360 ONE India Select ETF, a series of ALPS Series Trust (the “Registrant”) is incorporated herein by reference to Post Effective Amendment No. 126 to the Trust's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 17, 2026. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Name of Fund	I.R.S. Employer Identification No.
360 ONE India Conviction ETF	41-5016635
360 ONE India Select ETF	41-5044233

Item 2.	Exhibits.

(1)       Declaration of Trust of Registrant is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 filed on November 19, 2012.

(2)       Certificate of Trust of Registrant, as filed with the State of Delaware on January 12, 2012, is Incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 filed on November 19, 2012.

(3)       Certificate of Amendment of Certificate of Trust of Registrant, as filed with the State of Delaware on May 18, 2012, is incorporated by reference to Registrant’s Pre-Effective Amendment No. 1 filed on November 19, 2012.

(4)       Amendment to Declaration of Trust, effective as of December 14, 2020, is incorporated by reference to Registrant’s Post-Effective Amendment No. 80 filed on December 15, 2020.

(5)       Amendment No. 2 to Declaration of Trust, effective as of May 19, 2022, is incorporated by reference to Registrant’s Post-Effective Amendment No. 108 filed on December 23, 2022.

(6)       Bylaws of Registrant, is incorporated by reference to Registrant’s Registration Statement filed on September 17, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPS Series Trust

By:	/s/ Lucas Foss	Date: June 17, 2026
Name:	Lucas Foss
President